UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 29, 2006
WINDSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas		72212

(Address of principal executive offices)		(Zip Code)
(501) 748-7000
Registrant’s telephone number, including area code
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
SIGNATURE

Item 7.01	Regulation FD Disclosure.
On July 17, 2006, Valor Communications Group Inc. (“Valor”), Alltel Corporation (“Alltel”) and Alltel Holding Corp., then a wholly owned subsidiary of Alltel (“Spinco”), consummated the previously disclosed spin-off of Alltel’s wireline telecommunications business and the merger of Spinco with and into Valor (the “Merger”). Immediately following the Merger, Valor was renamed Windstream Corporation (“Windstream”).
The NYSE Listed Company Manual requires NYSE-listed companies to make certain corporate governance disclosures in their annual reports on Form 10-K and proxy statements. In particular, Section 303A of the NYSE Listed Company Manual requires companies to:
•	disclose the board’s evaluation of each director’s relationship with the company and its determination as to the independence of each director;

•	identify the non-management director who presides at all regularly scheduled executive sessions of the non-management members of the board of directors;

•	disclose a method by which interested parties may communicate directly with the presiding director or the non-management directors as a group;

•	disclose the availability of such company’s corporate governance guidelines, code of business conduct and ethics and charters for the board’s audit, compensation and corporate governance committees on its website and in print upon stockholder request; and

•	disclose that (i) such company’s chief executive officer and chief financial officer have filed the certifications required by Section 302 of the Sarbanes-Oxley Act with the company’s most recently filed annual report on Form 10-K, and (ii) such company’s chief executive officer has certified to the NYSE that he is not aware of any violation of the NYSE corporate governance listing standards by the company.
As a result of the Merger, the composition of the board of directors changed such that 7 of the 8 directors of Windstream immediately following the Merger were new members, the independent committees of the board of directors had new chairs and members, and new corporate governance documents were adopted including new corporate governance board guidelines and new charters for the board committees. Windstream is providing this current report on Form 8-K to update the corporate governance disclosures that are contemplated by the NYSE Listed Company Manual and that were previously provided by Valor in its annual report on Form 10-K and in the proxy statement/prospectus-information statement dated May 26, 2006.
Director Independence
The Windstream Board of Directors presently consists of the following nine members: Francis X. Frantz, Chairman, Jeffery R. Gardner, President and Chief Executive Officer, Samuel E. Beall, III, Dennis Foster, Anthony de Nicola, William A. Montgomery, Jeffrey T. Hinson, Judy K. Jones, and Frank E. Reed. The Windstream Board of Directors has affirmatively determined that each of Messrs. Beall, Foster, de Nicola, Montgomery, Hinson and Reed and Ms. Jones have no material relationship with Windstream and are independent directors under the NYSE corporate governance rules. In making such determinations, the Board evaluated the following relationship involving Mr. Beall and found that the relationship was not material, as defined by the New York Stock Exchange listing standards, because it would not interfere with Mr. Beall’s exercise of independent judgment:
•	Mr. Beall is Chairman and CEO of Ruby Tuesday, Inc. Ruby Tuesday makes payments to subsidiaries of Windstream for communications services in various restaurants nationwide pursuant to ordinary course customer relationships that existed prior to Mr. Beall having any affiliation with Windstream. In 2005, the payments were approximately $70,000 and were less than 2% of both Ruby Tuesday’s and Windstream’s (pro forma) consolidated revenues.

Presiding Director for Executive Sessions
The Windstream Corporate Governance Board Guidelines specify that the independent directors of the Board must meet at regularly scheduled executive sessions without management and that an independent director selected from time to time by the independent directors shall act as the Lead Director to preside at executive sessions of independent directors. The Windstream Board has designated Dennis Foster to serve as Lead Director to preside at the executive sessions until his successor is appointed. The executive sessions of the independent directors specified in the Board Guidelines occur at the end of each regular meeting of the Board.
Communication with Non-Management Directors
Stockholders and other interested parties may contact the non-management directors of Windstream’s Board of Directors by writing to Windstream Corporation, ATTN: Non-Management Directors, c/o Corporate Secretary, 4001 Rodney Parham Rd, Little Rock, AR 72212.
Corporate Governance Guidelines, Code of Business Conduct and Committee Charters
Windstream’s Corporate Governance Board Guidelines, its code of ethics policy entitled “Working With Integrity”, and the charters for the Audit, Compensation and Governance Committees are available on the Company’s website at www.windstream.com under “Investor Relations” under the section entitled “About Us”. Copies of each of these documents are also available to stockholders who submit a request to Windstream Corporation, ATTN: Investor Relations, 4001 Rodney Parham Rd, Little Rock, AR 72212.
Annual Certifications
The chief executive officer and chief financial officer certifications required under Section 302 of the Sarbanes-Oxley Act of 2002 were filed as exhibits to the Annual Report on Form 10-K of Valor for the fiscal year ended December 31, 2005. Following the initial public offering of Valor in 2005, the chief executive officer of Valor submitted the chief executive officer certification required by NYSE corporate governance rules without qualification.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ John P. Fletcher

Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel
November 29, 2006

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